UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 18, 2008

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-110122	05-0584918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue

Burbank, California 91504

(Address of principal executive offices) (Zip Code)

(818) 563-5722

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Principal Accountant

On December 12, 2008, LBI Media Holdings, Inc. (the “Company”) dismissed Ernst & Young LLP, an independent registered public accounting firm (“Ernst & Young”), as its principal accountant. The Company’s parent, Liberman Broadcasting, Inc. (“LBI”), and direct subsidiary, LBI Media, Inc. (“LBI Media”), each also dismissed Ernst & Young as their principal accountant on December 12, 2008. The decision to dismiss Ernst & Young was approved by the Company’s Board of Directors and effective on December 12, 2008. The reports of Ernst & Young on the Company’s financial statements for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the Company’s fiscal years ended December 31, 2007 and 2006 and the interim period from January 1, 2008 through and including December 12, 2008, the Company has not had any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such years or any subsequent interim period through the date of dismissal.

During the Company’s fiscal years ended December 31, 2007 and 2006 and the interim period from January 1, 2008 through and including December 12, 2008, there were no “reportable events”, as defined in Item 304(a)(1)(v) of Regulation S-K, except that management identified a material weakness in internal controls over financial reporting as of December 31, 2007. The Company’s management concluded that the Company did not properly implement and maintain logical security or access controls related to its critical information technology systems including its general ledger system, payroll system and traffic/revenue application.

The Company provided a copy of this disclosure to Ernst & Young and requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Ernst & Young addressed to the SEC, dated December 18, 2008, is filed as Exhibit 16.1.

(b)	Engagement of New Principal Accountant

On December 12, 2008, the Company’s Board of Directors approved the engagement of Deloitte & Touche LLP, an independent registered public accounting firm (“Deloitte & Touche”), as its principal accountant with respect to the audit of the Company’s financial statements for its fiscal year ended December 31, 2008, subject to completion of Deloitte & Touche’s customary client acceptance procedures. Additionally, the Boards of Directors of the Company’s parent, LBI, and the Company’s direct subsidiary, LBI Media, have also each engaged Deloitte & Touche as their principal accountant on December 12, 2008, subject to completion of Deloitte & Touche’s customary client acceptance procedures.

During the Company’s fiscal years ended December 31, 2007 and 2006 and the interim period from January 1, 2008 through the date of engagement, neither the Company nor anyone acting on its behalf has consulted with Deloitte & Touche regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, and neither a written report was provided to the Company nor was oral advice provided that Deloitte & Touche concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” with Ernst & Young, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event”, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

16.1	Letter from Ernst & Young LLP, dated December 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on December 18, 2008.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Wisdom Lu
Wisdom Lu Chief Financial Officer